UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material under §240.14a-12

Aptevo Therapeutics Inc.

(Name of Registrant as Specified In Its Charter)

Tang Capital Partners, LP

Tang Capital Management, LLC

Kevin Tang

Thomas Wei

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐Fee paid previously with preliminary materials.

☐Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)       Amount Previously Paid:_____________________________________________________________________________

(2)       Form, Schedule or Registration Statement No.:_____________________________________________________________

(3)       Filing Party: ______________________________________________________________________________________

(4)       Date Filed: _______________________________________________________________________________________

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Explanatory Note:

On February 9, 2021, Tang Capital Partners, LP, Tang Capital Management, LLC and Kevin Tang (the “Reporting Persons”) filed Amendment No. 2 to their Schedule 13D relating to Aptevo Therapeutics, Inc. (the “Company”), which included a letter to the board of directors of the Company, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

The Reporting Persons and Thomas Wei may be deemed to be a participant in the solicitation of proxies with respect to the Company’s 2021 Annual Meeting of Stockholders. A description of such persons’ interests, by security holdings or otherwise, is contained in Amendment No. 2 to Schedule 13D that the Reporting Persons have filed with the Securities and Exchange Commission (“SEC”). The participants strongly advise all stockholders of the Company to read any definitive proxy statements and other proxy materials as they become available, as they will contain important information. Such proxy materials will be available at no charge on the SEC’s website at www.sec.gov.

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